EXHIBIT 10.06(b)

                                             PARK ELECTROCHEMICAL CORP.
                                                  STOCK OPTION PLAN

        1. Purpose of the Plan. This Plan (herein called the "Plan") is designed to provide an incentive to key employees, including officers and directors who are employees, of PARK ELECTROCHEMICAL CORP., a New York corporation (the "Company"), and its subsidiaries, and to offer an additional inducement in obtaining the services of key personnel. The Plan provides for the grant of (i) incentive stock options ("Incentive Stock Options") , as contemplated by Section 422 of the Internal Revenue Code of 1986, as now in effect or later amended (the "Code"), which options shall be subject to to the tax treatment described in Section 421 of the Code, and
(ii) non-qualified stock options ("Non-Qualified Stock Options").

        2. Stock Subject to the Plan. Options may be granted under the Plan to purchase in the aggregate not more than 300,000 shares of Common Stock, par value $.10 per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 7, any shares subject to an option which for any reason expires or is terminated unexercised as to such shares shall again become available for option under the Plan.

        3. Administration of the Plan. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of three persons. The Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. A majority of the members shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The members of the Committee shall be "disinterested" to the extent required in order for options granted under the Plan to benefit from the exemption pursuant to Rule 16b-3 (or any successor exemption) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the individuals to receive options, the times when they shall receive them, the number of shares to be subject to each option (except that no grants of options may be made "in tandem", i.e., where an exercise of one option, in whole or in part, automatically results in the lapse of termination of another option, in whole or in part), whether and to what extent options shall be designated Incentive Stock options or Non-Qualified Stock Options, the amount of any required federal income tax or other withholding amount, the term of each option, the date each option shall become exercisable, whether an option shall be exercisable in whole, in part or in installments, and if in installments, the number of shares subject to each installment, the date each installment shall become exercisable and the term of each installment, to accelerate the date of exercise of any installment, to construe the respective option agreements and the Plan, and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive.

        4. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options from time to time within ten (10) years from the date of adoption of the Plan by the Board of Directors of the Company, to key employees, including officers and directors who are employees, of the Company or any of its present or future subsidiary corporations ("Subsidiaries"), and covering such number of shares of Common Stock as the Committee may determine. The aggregate fair market value (determined at the time the stock option is granted) of the shares with respect to which Incentive Stock options may be granted under this Plan and any other incentive stock options satisfying the requirements of Section 422 of the Code granted under any other plan of the Company or any of its subsidiaries (as defined in Section 424(f) of the Code) or of its parent (as defined in Section 424(e) of the Code) which are exercisable for the first time by any particular optionee during any calendar year shall not exceed $100,000. In addition, no Incentive Stock Option may be granted under the Plan if such grant, together with any other applicable grant of Incentive Stock options under the Plan and any other incentive stock options satisfying the other plan of the requirements of the Code granted under any Company or any of its subsidiaries (as defined in Section 424(f) of the Code) or of its parent (as defined in Section 424(e) of the Code) would exceed any other applicable maximum established under the Code for incentive stock options. Employees, including those who have been granted options under the Company's 1964 and 1968 Qualified Stock Option Plans and the Company's 1974 Amended Stock
Option Plan and 1982 Amended and Restated Stock option Plan, may receive more than one option under the Plan. If an option granted under the Plan exceeds the foregoing limitations, such option shall be deemed a Non-Qualified Stock Option to the extent it exceeds such limitations.

        5. Option Price. The purchase price of the Common Stock under each option shall be determined by the Committee, but shall in no event be less than the fair market value of the Common Stock at the time of grant; provided, however, that if at the time an Incentive Stock Option is granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the Company, of its present and future subsidiaries (as defined in Section 424(f) of the Code) or of a parent (as defined in Section 424(e) of the Code), the purchase price shall not be less than 110% of the fair market value of the Common Stock at the time of grant. Such fair market value shall be taken by the Committee as the reported closing price of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not then listed on the New York Stock Exchange, on such other securities exchange on which the Common Stock may then be listed), on the date the option is granted, or if there is no sale of the Common Stock on that date, then on the last previous day on which such sale was reported, provided that, if the foregoing clause is inapplicable, fair market value shall be determined by the Committee and provided that, with respect to Incentive Stock options, if such method is inconsistent with any regulations applicable to such options adopted by the Treasury Department, then the fair market value shall be determined by the Committee consistent with such regulations. For the purposes of this Plan, an employee shall be deemed to own shares which he may purchase under outstanding options and shares attributed to him under Section 424(d) of the Code or any comparable provision thereafter enacted.

        6. Term of option. The term of each Incentive Stock Option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof; provided, however, that if, at the time an Incentive stock option is granted, the individual to whom such option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the capital stock of the Company, of any of its present or future subsidiaries (as defined in Section 424(f) of the Code) or of a parent (as defined in Section 424(e) of the Code), the term of the Incentive Stock Option granted to such individual shall be for a period not exceeding five (5) years from the date of grant thereof. The term of each Non-Qualified Stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years and one (1) month from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

        7. Exercise or Surrender of option. (a) General. An option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at the time of adoption of this Plan, located at 5 Dakota Drive, Lake Success, New York 11042), identifying the option being exercised, specifying the number of shares as to which such option is being exercised and accompanied by payment in full in cash, Common Stock or any combination thereof, of the aggregate purchase price therefor plus any required federal income tax or other withholding amount. Certificates representing the shares purchased shall be issued as promptly as practicable thereafter. The holder of an option shall not have the right of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of share be purchased or issued under the Plan.

        (b) Surrender. (1) General Rule. The Committee acting in its absolute discretion may incorporate a provision in the terms of an option to allow a holder of an option granted under this Plan to surrender his or her option in whole or in part in lieu of the exercise in whole or in part of that option on any date that:

             (a) the fair market value of the Common Stock subject to such option (determined in accordance with Paragraph 5) exceeds the option price (determined pursuant to Paragraph 5) for such Common Stock; and

             (b) the option to purchase such Common Stock is otherwise exercisable.

                 (2) Procedure. The surrender of an option in whole or in part shall be effected by the delivery of the Stock Option Contract provided for in Paragraph 10 to the Committee or to its delegate together with a statement signed by the holder of an option granted under this Plan which specifies the number of shares of Common Stock as to which the holder of an option granted under this Plan surrenders his or her option and how he or she desires payment be made for such Common Shares surrendered in accordance with this Paragraph.

                 (3) Payment. In exchange for his or her shares surrendered in accordance with this Paragraph a holder of an option granted under this Plan shall receive a payment in cash or in Common Stock, or in a combination of cash and Common Stock, equal in amount on the date such surrender is effected to the excess of the fair market value determined in accordance with Paragraph 5 of the shares surrendered in accordance with this Paragraph on such date over the option price determined pursuant to Paragraph 5 for the Shares surrendered in accordance with this Paragraph (reduced by any applicable federal income tax or other withholding amount). The Committee acting in its absolute discretion may approve or disapprove the request for payment by the holder of an option granted under this Plan in whole or in part in cash and may cause such payment to be made in cash or in such combination of cash and Common Stock as the Committee deems appropriate. A request for payment only in Common Stock shall be approved and made in Common Stock to the extent payment can be made in whole shares of Common
Stock and, at the Committee's discretion, in cash in lieu of any fractional share of Common Stock.

                 (4) Restrictions. Any option which incorporates a provision to allow a holder thereof to surrender his or her option in whole or in part shall also incorporate such additional restrictions, if any, on the exercise or surrender of such option as the Committee deems necessary or appropriate, including restrictions to satisfy the conditions to the exemption related to such surrender rights set forth in Rule 16b-3 (or any successor exemption) promulgated under Section 16(b) of the Exchange Act.

        8. Termination of Employment. Unless otherwise provided in connection with the grant of any particular option or in the applicable Stock Option Contract, any option holder whose employment has terminated for any reason other than death may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option, provided, however, that if his employment shall be terminated either (i) for cause, or (ii) without the consent of the Company, said option shall (to the extent not previously exercised) terminate immediately. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or of any of the Subsidiaries or of a corporation or its parent or subsidiary issuing or assuming a stock option in a transaction to which
Section 424 (a) of the Code applies. Notwithstanding the foregoing, any holder of an option whose employment has terminated by reason of disability
(as defined in Section 22(e)(3) of the Code) may exercise his option to the extent exercisable upon the effective date of such termination, at any time within one (1) year after the date of termination, but in no event after the expiration of the term of the option. In connection with the termination of employment of any particular holder of an option, the Committee may, in its discretion, determine to permit a longer period than that specified in this Paragraph or the applicable Stock Option Contract for the exercise of all or any part of such option after such termination or to permit such option to be exercisable in whole or in part with respect to the shares as to which such option would not otherwise be exercisable at the time of such termination; provided, however, that the period for exercise of any Incentive Stock Option after termination of employment shall not exceed the maximum period provided by the Code.

        9. Death of an Employee. If an option holder dies while he is employed by the Company or any of the Subsidiaries, or within three months after termination of his employment (unless such termination was either
(i) for cause, or (ii) without the consent of the Company), unless otherwise provided in connection with the grant of such option or in the applicable Stock Option Contract, the option may be exercised, to the extent exercisable on the date of his or her death, by his or her executor, administrator or other person at the time entitled by law to his rights under the option, at any time within six (6) months after death, but in no event after the expiration of the term of the option. In connection with the death of any particular holder of an option, the Committee may, in its discretion, determine to permit a longer period than that specified in this Paragraph or the applicable Stock Option Contract for the exercise of such option after such death or to permit such option to be exercisable in whole or in part with respect to the shares as to which option would not otherwise be exercisable at the time of such death; provided, however, that the period for exercise of any Incentive Stock Option after death shall not exceed the maximum period provided by the Code.

        10. Stock Option Contracts. Each option shall be evidenced by an appropriate Stock Option Contract which shall provide, among other things,
(a) that the employee agrees that he or she will remain in the employ of the Company or the Subsidiaries, at the election of the Company, for a period of at least (i) one (1) year from the date the option is granted to him or her, or (ii) such later date to which he or she is then contractually obligated to remain in the employ of the Company, (b) that in the event of the exercise of such option, unless the shares received upon exercise shall have been registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, the employee acknowledges that such shares may be "restricted securities" as defined in Rule 144 under such Act and agrees that such shares may not be sold except in compliance with applicable provisions of such Act, and (c) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an Incentive Stock Option within two (2) years from the date of grant of the option or one (1) year from the date of issuance of such shares to him or her, the employee will notify the Company thereof in writing within thirty
(30) days after such disposition and will pay to the Company an amount necessary to satisfy any obligations the Company may have to withhold any taxes by reason of such disqualifying disposition. Nothing in the Plan or in any Stock Option Contract entered into pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or the Subsidiaries, or interfere in any way with the right of the Company or the Subsidiaries (subject to the terms of any written employment contract) to terminate his or her employment at any time without liability to the Company or the Subsidiaries.

        11.    Adjustments Upon changes in Common Stock; Certain other Changes.
                    (a) Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares available under the Plan, the aggregate number and kind of shares subject to each outstanding option and the option prices provided therein shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

                    (b) If a transaction occurs which is not approved, recommended or supported by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which any of the following occurs: (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or if (iv) any third person or entity, (other than the trustee or committee of any qualified employee benefit plan of the Company) together with its affiliates and associates (as such terms are defined in the rules under the Exchange Act shall be directly or indirectly, the beneficial owner (as such term is defined for purposes of Regulation 13D-G under the Exchange Act) of at least thirty percent (30%) of the voting stock of the Company, or (v) the individuals who constitute the members of Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date of adoption of this Plan by the Board of Directors whose election or nomination for election by the Company's shareholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of - the Incumbent Board, then within (a) ten days after the approval by the shareholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Paragraph 11(b) or (b) thirty days after the occurrence of such, change of beneficial ownership (as so defined) or Directors as described in clause
(iv) or (v) of this Paragraph 11(b) with respect to all such outstanding options, irrespective of whether such options are then exercisable, shall be surrendered to the Company by each grantee of such options and such options shall thereupon be cancelled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of shares of Common Stock subject to the option held by such grantee multiplied by the amount by which (x) exceeds (y) where (y) equals the purchase price per share of Common Stock covered by the option and
(x) equals (1) the per share price offered to shareholders of the Company in any such merger, consolidation, sale or assets or dissolution transaction, (2) the price offered to shareholders of the Company in any tender offer or exchange offer whereby any such change of beneficial ownership (as so defined) or Directors takes place, or (3) the "fair market value" of the Common Stock on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v) to be the date of cancellation and surrender of such options if any such change of beneficial ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to shareholders of the Company in any transaction described in this Paragraph 11(b) consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

                    (c) Any adjustment provided for in Paragraph 11(b) above shall be subject to any required shareholder action. Notwithstanding anything to the contrary herein, no adjustment provided for in Paragraph 11(b) shall be made if such adjustment would result in a modification of any Incentive Stock Option (within the meaning of Section 424 of the Code), or cause such Incentive Stock Option to fail to continue to qualify as an incentive stock option under section 422 of the Code.

        12. Amendments and Termination of the Plan. The Board of Directors, without further approval of the shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it f rom time to time in such respects as it may deem advisable in order that Incentive Stock Options granted hereunder meet the requirements. for "incentive stock options" under the Code or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies or may so amend it in any other respect not involving a substantial departure from the principles herein set forth, provided, however, that no amendment shall be effective without the approval, within twelve (12) months thereafter, of holders of a majority of the issued and outstanding shares of Common Stock of the Company which would (a) except as specified in Paragraph 11(a), change the maximum number of shares for which options may be granted under the Plan, or (b) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option.affected thereby, adversely affect his or her rights under such option.

        13. Non-Transferability of Options. No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the holder thereof, only by him or her.

        14. Conditions of Exercise or Surrender. Each option shall be subject to the requirement that if at any time the Board of Directors or the Committee shal@ determine, in its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee.

        15. Sale or Merger of the Company. If the Company agrees to sell all or substantially all of its assets for cash or property or for a combination of cash and property or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property and such agreement does not provide for the assumption or substitution of the options granted under this Plan, each then outstanding option at the direction and discretion of the Board of Directions may be cancelled unilaterally by the Company as of the effective date of such transaction in exchange for the same net consideration which each holder of an option granted under this Plan would have received if each such option had been exercisable in full on such date and each holder of an option granted under this Plan had exercised each such option for Common Stock under Paragraph 7 on such date and then sold such Common Stock on such date.


        16. Shareholder's Approval. This Plan shall become effective when adopted by the Board of Directors, subject to approval by a majority of the outstanding shares of stock of the Company at the annual meeting of its shareholders next succeeding such adoption, and any Non-Qualified Stock options or Incentive Stock options granted hereunder prior to such shareholder approval shall be conditioned thereon; provided that the date of grant of any options so granted under this Plan shall be determined as if such options had not been subject to such approval.

        17. Miscellaneous. (a) No Shareholder Rights. No holder of an option granted under this Plan shall have any rights as a shareholder of the Company as a result of the grant of an option to him or to her under this Plan or his or her exercise or surrender of such option pending the actual delivery of shares of Common Stock subject to such option to such holder.

               (b) Withholding. The exercise or surrender of any option granted under this Plan shall constitute the holder's full and complete consent to whatever action the Committee elects to satisfy the federal and state tax withholding requiremnemts, it any, which the Committee in its discretion deems applicable to such exercise or surrender.












































                                                 FIRST AMENDMENT TO
                                             PARK ELECTROCHEMICAL CORP.
                                               1992 STOCK OPTION PLAN



The Park Electrochemical Corp. 1992 Stock Option Plan (the "Plan") is hereby amended as follows:

1. The first sentence of Paragraph 2 of the Plan is. hereby amended and restated in its entirety to read as follows:

        "Options may be granted under the Plan to purchase in the aggregate not more than 1,150,000 shares of Common Stock, par value $.10 per share, of the Company ("Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company."

2. Paragraph 4 is hereby amended by adding to the end thereof the sentence to read as ID follows:

        "Commencing in the Company's fiscal year ending March 2, 1997, no Participant may, in any such fiscal year, receive Options relating to Shares which in the aggregate exceed the greater of (i) 50% of the total number of Shares granted pursuant to the Plan in any such year or (ii) 100,000 Shares."

3. Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

4. Effective Date. The effective date of this Amendment to the Plan shall be May 14, 1996.